EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-05731, 333-132589, 333-132590, 333-132591, 333-132592, 333-145527) and on Forms S-3 (Registration Nos. 333-183070, 333-176957) of Pitney Bowes Inc. of our report dated February 22, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Stamford, Connecticut
February 22, 2013